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                                                                    EXHIBIT 10.3


                                OPTION AGREEMENT

        THIS OPTION AGREEMENT (the "Agreement") is made and entered into as of September 11, 2000, by and between JUVENILE AND JAIL FACILITY MANAGEMENT SERVICES, INC., a Tennessee corporation, or its designee ("JJFMS"), and SODEXHO ALLIANCE, S.A., a French societe anonyme, or its designee ("Sodexho").

                              W I T N E S S E T H:

        WHEREAS, pursuant to the terms of that certain Stock Acquisition Agreement, dated September 11, 2000 (the "Stock Acquisition Agreement"), Sodexho has acquired from Corrections Corporation of America (U.K.) Limited, a company incorporated in England and Wales whose registered number is 2147489 ("CCA UK"), 5000 "A" Ordinary Shares and 2500 "B" Ordinary Shares in the capital stock of U.K. Detention Services Limited, a company incorporated in England and Wales whose registered number is 2147491 ("UKDS"), which shares (the "Transferred UKDS Shares") collectively represent fifty percent (50%) of the issued and outstanding shares of UKDS;

        WHEREAS, pursuant to the terms of the Stock Acquisition Agreement, Sodexho has acquired from JJFMS 22,500 "C" class shares in the capital of Corrections Corporation of Australia Pty. Ltd. A.C.N. 010 921 641, an Australian corporation ("CCA Australia"), which shares (the "Transferred CCA Australia Shares") collectively represent fifty percent (50%) of the issued and outstanding shares of CCA Australia; and

        WHEREAS, in connection with the transactions described above, Sodexho desires to grant and JJFMS desires to accept the grant of: (i) an option to purchase fifty percent (50%) of the Transferred UKDS Shares, which would represent twenty-five percent (25%) of the aggregate issued and outstanding shares of UKDS (the "UKDS Option Shares"); and (ii) an option to purchase fifty percent (50%) of the Transferred CCA Australia Shares, which would represent twenty-five percent (25%) of the aggregate issued and outstanding shares of CCA Australia (the "CCA Australia Option Shares" and, collectively with the UKDS Option Shares, the "Option Shares").

        NOW, THEREFORE, for and in consideration of the premises and the mutual promises, covenants, agreements, and conditions in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. Grant of UKDS Option. Subject to the terms and conditions of this Agreement, and assuming that the Transferred UKDS Shares have first been acquired by Sodexho from CCA UK at a Closing pursuant to the Stock Acquisition Agreement, and in reliance upon the representations, warranties, covenants and agreements contained herein, Sodexho hereby grants to JJFMS the option to purchase all, but not less than all, of the UKDS Option Shares (the "UKDS Option").


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        2. Grant of CCA Australia Option. Subject to the terms and conditions of this Agreement, and assuming that the Transferred CCA Australia Shares have first been acquired by Sodexho from JJFMS at a Closing pursuant to the Stock Acquisition Agreement, and in reliance upon the representations, warranties, covenants and agreements contained herein, Sodexho hereby grants to JJFMS the option to purchase all, but not less than all, of the CCA Australia Option
Shares (the "CCA Australia Option," and collectively with the UKDS Option, the "Options").

        3. Purchase Price of Shares. During the period beginning on the date of this Agreement and ending on 11:59 p.m., Nashville, Tennessee time, on the date which is eighteen (18) months from the date of this Agreement (the "Initial Period"), (i) the aggregate purchase price of the UKDS Option Shares shall be Two Million U.S. Dollars ($2,000,000)(US); and (ii) the aggregate purchase price of the CCA Australia Option Shares shall be Two Million U.S. Dollars ($2,000,000)(US). During the period beginning on the day immediately following the end of the Initial Period and ending on 11:59 p.m., Nashville, Tennessee time, on the day of the second anniversary of the date of this Agreement (the "Subsequent Period"), (i) the aggregate purchase price of the UKDS Option Shares shall be Two Million One Hundred Thousand U.S. Dollars ($2,100,000)(US); and
(ii) the aggregate purchase price of the CCA Australia Option Shares shall be Two Million One Hundred Thousand U.S. Dollars ($2,100,000)(US). The purchase price shall be payable by bank wire transfer or such other form of payment as may be acceptable to JJFMS and Sodexho.

        4. Term. Subject to the terms and conditions of this Agreement, including, without limitation, Section 8 hereof, the Options shall be exercisable and paid for by JJFMS on or before 11:59 p.m., Nashville, Tennessee time, on the day of the second anniversary of the date of this Agreement, after which such right to purchase any of the Option Shares shall terminate.

        5. Exercise of Option; Closing. Subject to the terms and conditions of this Agreement, the UKDS Option shall be exercised by JJFMS with respect to all, but not less than all, of the UKDS Option Shares and the CCA Australia Option shall be exercised by JJFMS with respect to all, but not less than all, of the CCA Australia Option Shares, by giving notice of exercise to Sodexho in accordance with Section 9 of this Agreement. Delivery of the UKDS Option Shares and the CCA Australia Option Shares and payment therefor (each, a "Closing") shall take place at the offices of Ropes & Gray, in Boston, Massachusetts, at 10:00 a.m., Boston, Massachusetts time, on the tenth Business Day, as hereinafter defined, following the date such notice of exercise is given, or at such other date, time, and/or place as JJFMS and Sodexho may mutually agree. As used in this Agreement, "Business Day" means any Monday, Tuesday, Wednesday, Thursday, or Friday on which banking institutions in the City of Boston, Massachusetts are not authorized or obligated by law or executive order to close. Notwithstanding any other provision of this Agreement, the UKDS Option and the CCA Australia Option must be exercised and paid for together, and neither one may be exercised without the exercise of the other option at the same time. It is understood with respect to the Closing following any exercise of both the UKDS Option and the CCA Australia Option, that copies of all consents of third parties and governmental bodies and agencies necessary for the transfer of the UKDS Option Shares and all such consents necessary for the transfer of the CCA Australia Option Shares shall have been furnished to JJFMS, it being understood that once the




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consents necessary for the transfer of the UKDS Option Shares have been obtained the Closing shall proceed with respect to the transfer of said UKDS Option
Shares (assuming the other conditions to the transfer of said UKDS Option Shares shall have been satisfied) and it being understood that once the consents necessary for the transfer of the CCA Australia Option Shares have been obtained, the Closing shall proceed with respect to the transfer of said CCA Option Australia Shares (assuming the other conditions to the transfer of said CCA Australia Option Shares shall have been satisfied), and if at any time the third parties and governmental consents for the transfer of all the Option
Shares have been obtained and all other conditions have been satisfied, then the Closing shall occur with respect to the transfer of all the UKDS Option Shares and CCA Australia Option Shares. In the event that Sodexho for some reason does not purchase the Transferred UKDS Shares by the termination date set forth in the Stock Acquisition Agreement, provisions in this Agreement regarding the UKDS Option and the UKDS Option Shares shall be disregarded and of no effect. In the event that Sodexho for some reason does not purchase the Transferred CCA Australia Shares by the termination date set forth in the Stock Acquisition Agreement, provisions in this Agreement regarding the CCA Australia Option and the CCA Australia Option Shares shall be disregarded and of no effect.

        6. Representations and Warranties of JJFMS. Recognizing that Sodexho will be relying on the information and on the representations and warranties set forth herein, JJFMS hereby acknowledges, represents and warrants to Sodexho as follows:

           (a) JJFMS has full power and authority to execute, enter into and perform this Agreement and all agreements, instruments and documents contemplated hereby and to carry out the transactions contemplated hereby. This Agreement is a valid and binding obligation of JJFMS, enforceable against it in accordance with its terms, subject to the limitations imposed by bankruptcy, insolvency, moratorium, or similar laws or provisions of general application, and to availability of equitable remedies (whether enforcement is sought in a court of law or equity).

           (b) JJFMS is the sole party in interest in acquiring the Options and, if the UKDS Option and the CCA Australia Option are exercised, will be acquiring the UKDS Option Shares and the CCA Australia Option Shares solely for its own investment and not with a view to the resale or distribution thereof. JJFMS has no present or contemplated agreement, understanding, intent, arrangement or commitment providing for or which is likely to compel the transfer, pledge, sale or disposition of the Option Shares. JJFMS will not attempt to sell, transfer, convey or otherwise dispose of all or any part of the Option Shares except in accordance with applicable law and the various agreements to which it is a party.

           (c) Neither the execution and delivery of this Agreement, nor the carrying out of any of the transactions contemplated hereby or thereby, will in any material respect contravene, violate, or result in the breach of, any agreement or instrument to which JJFMS is a party or by which it is bound, or of any law or governmental order, rule or regulation which is applicable to JJFMS or will result in the creation or imposition of any security interest, mortgage, lien, encumbrance or charge upon any of the properties or assets of JJFMS. No consents or approvals of any persons or entities, governmental or otherwise, are required which have not been obtained in




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respect of the execution and delivery of this Agreement and the carrying out of the transactions contemplated hereby or thereby on the part of JJFMS, it being understood that approvals of governmental bodies may be required to permit the exercise of the Options and the acquisition of the Option Shares thereby.

           (d) JJFMS understands and agrees that the Option Shares have not been registered under the securities laws of any jurisdiction. JJFMS further understands and agrees that the Options and any exercise thereof must comply with all applicable securities laws, as such laws exist on such dates that the Options may be exercised. JJFMS also understands and agrees that the Options may never be exercisable if compliance with such securities laws may not be achieved.

           (e) JJFMS understands and agrees that Sodexho will rely upon the representations made in this Agreement and related documents and that Sodexho is fully entitled to rely upon each and all of the same without further inquiry.

           (f) JJFMS understands that governmental agency approvals may be required to permit the exercise of the Option and acquisition of the Option Shares thereby.

        7. Representations and Warranties of Sodexho. Recognizing that JJFMS will be relying on the information and on the representations and warranties set forth herein, Sodexho hereby acknowledges, represents and warrants to JJFMS as follows (assuming that Sodexho has first acquired the Transferred CCA Australia Shares and the Transferred UKDS Shares from JJFMS at a Closing under the Stock Acquisition Agreement):

           (a) Sodexho has full power and authority to execute, deliver, enter into, and perform this Agreement and all agreements, instruments, and documents contemplated hereby and to carry out the transactions contemplated thereby. This Agreement is a valid and binding obligation of Sodexho, enforceable against each in accordance with its terms, subject to the limitations imposed by bankruptcy, insolvency, moratorium or similar laws or provisions of general application, and to the availability of equitable remedies (whether enforcement is sought in a court of law or equity).

           (b) Sodexho is the sole owner of the Option Shares, free and clear of any liens, claims, encumbrances, and charges, and has full power to sell, transfer, and convey the same to JJFMS.

           (c) Neither the execution and delivery of this Agreement, nor the carrying out of any of the transactions contemplated hereby, will in any material respect result in any violation of or be in conflict with any term of any material agreement or instrument to which Sodexho is a party or by which either is bound, or of any law or governmental order, rule or regulation which is applicable to Sodexho or will result in the creation or imposition of any security interest, mortgage, lien, encumbrance or charge upon any of the properties or assets of Sodexho. No consents or approvals of any persons or entities, governmental or otherwise, are required which have not been obtained in respect of the execution and delivery of this Agreement or the Option Shares and the



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carrying out of the transactions contemplated hereby on the part of Sodexho, it being understood that approvals of governmental bodies may be required to permit the exercise of the Options and the acquisition of the Option Shares thereby.

        8. Survival. The representations, warranties and agreements of the parties contained herein shall survive the execution and delivery of this Agreement and the purchase of the Option Shares by JJFMS.

        9. Assignment. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither the Options nor any interest therein may be transferred, assigned, pledged, hypothecated, or otherwise conveyed, except (i) by operation of law as a result of a merger or consolidation of JJFMS with Prison Realty Trust, Inc. ("Prison Realty") or a wholly-owned subsidiary thereof; or (ii) with the prior written consent of Sodexho, and subject to agreements among Sodexho, JJFMS and Prison Realty.

        10. Conditions to Closing.

            (a) The obligations of Sodexho to consummate the transactions contemplated by this Agreement are subject to the conditions that the representations and warranties set forth in Section 5 hereof are true and correct on and as of the date hereof and that JJFMS shall have complied with all covenants and agreements and satisfied all conditions on its part to be performed or satisfied prior to Closing and that all governmental body approvals that are required are obtained by the Closing. Sodexho may request a certificate to the foregoing effect, dated as of the date of Closing, signed by JJFMS.

            (b) The obligations of JJFMS to consummate the transactions contemplated by this Agreement are subject to the conditions that the representations and warranties set forth in Section 6 hereof are true and correct on and as of the date hereof and that Sodexho shall have complied with all covenants and agreements and satisfied all conditions on its part to be performed or satisfied prior to Closing and that all governmental body approvals that are required are obtained by the Closing. JJFMS may request a certificate to the foregoing effect, dated as of the date of Closing, signed by Sodexho.

        11. Notices. All notices, request, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand; mailed (registered or certified mail, postage prepaid, return receipt requested); or by nationally recognized courier service as follows:

                       If to JJFMS:

                       Juvenile and Jail Facility Management Services, Inc. 10 Burton Hills Boulevard
                       Nashville, Tennessee  37215
                       Attn: Chief Executive Officer and President





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                       With a copy to:

                       Elizabeth E. Moore, Esq.
                       Stokes Bartholomew Evans & Petree, P.A.
                       424 Church Street, Suite 2800
                       Nashville, Tennessee 37219

                       If to Sodexho:

                       Sodexho Alliance, S.A.
                       3 avenue Newton
                       78180 Montigny-le-Bretonneux
                       FRANCE
                       Attn:  Jean-Pierre Cuny

                       With a copy to:

                       Howard K. Fuguet, Esq.
                       Ropes & Gray
                       One International Place
                       Boston, Massachusetts 02110

        12. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other term or provision hereof, and this Agreement in such event shall be construed in all respects as if any invalid or unenforceable provisions were not included in this Agreement.

        13. Governing Law. This Agreement shall be governed by and be interpreted under the laws of the State of New York without regard to the conflicts of law principles thereof. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York over any action or proceeding to enforce any right under this Agreement. The parties further acknowledge that irrevocable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in the United States District Court for the Southern District of New York. This being in addition to any other remedy to which they may be entitled at law or equity. The English language version of all documents related to the transactions contemplated hereby shall govern.

        14. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to




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the subject matter hereof, except for such additional agreements as are contained in that certain Stock Acquisition Agreement and in any agreements related thereto.

        15. Amendment. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties to this Agreement. This Agreement may be terminated at any time by an instrument in writing signed by the parties to this Agreement.

        16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

        17. Section Headings. The section headings are for reference only and shall not limit or control the meaning of any provision of this Agreement.

        18. Waiver. No delay or omission on the part of either party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right under this Agreement; however, any of the terms or conditions of this Agreement may be waived in writing at any time by the party hereto which is entitled to the benefit thereof.



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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    SODEXHO:

                                    SODEXHO ALLIANCE, S.A.




                                    By: /s/ Jean-Pierre Cuny
                                        ----------------------------------------
                                    Title: Senior Vice President
                                           -------------------------------------


                                    JJFMS:

                                    JUVENILE AND JAIL FACILITY MANAGEMENT
                                    SERVICES, INC.



                                    By: /s/ Darrell K. Massengale
                                        ----------------------------------------
                                    Title: President/Chief Executive Officer
                                           -------------------------------------






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